UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2012

AUSTRALIAN OIL & GAS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26721	84-1379164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 21, 500 Collins Street
Melbourne, Victoria 3000
Australia

Registrant’s telephone number, including area code:  (61-3) 8610 4700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The board of directors of AOGC  refer to the Form 10-K lodged with the Securities Exchange Commission on March 28th, 2012 and in particular to the statements that the board of directors were investigating a possible spin-off of its wholly owned subsidiary Alpha Natural Resources Pty Ltd (“Alpha”) (formerly Alpha Oil & Natural Gas Pty Ltd).   No formal resolution was passed by your Board resolving to make the distribution of shares in Alpha and, as set out in Item 7 (Management’s Discussion And Analysis Of Financial Conditions And Results of Operations), it was to be a condition precedent to any spin-off that Alpha had been admitted to the Official List of the National Stock Exchange of Australia Limited (“NSX”).    Requirements by NSX included compliance with specific provisions of their listing rules relating to the minimum number of shareholders holding minimum sized parcels of shares of a required dollar value in Alpha.  There are also requirements as to concentration of ownership of the shares in Alpha.

Your directors have now become aware that pursuant to Delaware law, a significant number of the holdings of our AOGC stockholders are in the process of escheatment, as a result of which shares in AOGC are likely to be vested in the State of Delaware.  The likely effect is that AOGC’s shareholder base by shareholder numbers is likely to be severely adversely impacted, with the number of shareholders of record being likely to reduce to less than one hundred.

A direct consequence of this escheatment is that if shareholdings in Alpha were to be distributed by AOGC they would not satisfy the spread requirements for listing on the stock exchange conducted by NSX.  In addition, the level of concentration of holdings in the hands of directors and their related parties (as defined under the Australian Corporations Act 2001) would breach the concentration of ownership rules required for listing on NSX.

As a direct consequence of the escheatment, a spin-off is therefore impractical and will not be proceeded with.

The Board of AOGC has considered other options available to AOGC to satisfy the indebtedness of AOGC and its subsidiaries, particularly Alpha, and also to fund on-going exploration activities within the Australian subsidiaries.

The Company continues to proceed with the change in status of Alpha Natural Recourses Pty Ltd from a private company to a public company.  As a new initiative, we have proposed that the outstanding indebtedness of AUD$769,193 plus interest due by Alpha to Hawkestone Oil Pty Ltd (“Hawkestone”,) as operator of each of the WA-342-P Joint Venture and WA-333-P Joint Venture, be satisfied by the issue by Alpha to Hawkestone of shares in Alpha.  If this proposal is accepted, this share allotment would be accepted by Hawkestone in full and final satisfaction of all outstanding claims against Alpha in relation to outstanding amounts due in respect to those two permits.  A similar proposal will be put to the other creditors of Alpha.  If this action were to proceed, it is anticipated that AOGC would likely hold less than 30% of the issued capital of Alpha.  At that point AOGC would no longer have the direct responsibility for future funding of Alpha and its subsidiaries and of their interests in various permits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUSTRALIAN OIL & GAS CORPORATION

Date: April 10, 2012	By:	/s/ E. Geoffrey Albers
E. Geoffrey Albers
President